UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 22, 2005

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On February 22, 2005, Scott E. Reed, Senior Executive Vice President and BB&T Corporation’s Chief Financial Officer, formerly announced his decision to retire effective July 1, 2005.

            BB&T also announced that Christopher L. Henson, a Senior Executive Vice President and BB&T’s Assistant Chief Financial Officer, has been named as Mr. Reed’s successor. Mr. Henson, 43, has served as BB&T’s Assistant Chief Financial Officer since April 2004, and has 20 years of service to BB&T Corporation. Prior to his service as Assistant Chief Financial Officer, Mr. Henson served for two years as BB&T’s Georgia State President and Atlanta Regional President. Prior to that, Mr. Henson served for three years as the Regional President in the Hampton Roads Region in Norfolk, Virginia.

ITEM 9.01 Financial Statements and Exhibits

99.1	Press Release Announcing Scott E. Reed’s Retirement.

99.2	Employment Agreement for Christopher L. Henson.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Executive Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       February 28, 2005

            EXHIBIT INDEX

99.1	Press Release Announcing Scott E. Reed’s Retirement.

99.2	Employment Agreement for Christopher L. Henson Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed on November 1, 2004.